UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Second Floor, No. 4 The Forum Grenville Street St. Helier, Jersey JE2 4UF (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                   Entry Into a Material Definitive Agreement.

On September 10, 2018, NovoCure Limited (the “Company”) entered into a License and Collaboration Agreement (the “Agreement”) with Zai Lab (Shanghai) Co., Ltd. (“Zai”).

Under the terms of the Agreement, the Company exclusively licensed the rights to perform clinical studies, sublicense to affiliates and third parties (subject to the Company’s consent), sell, offer for sale and import Tumor Treating Fields products in the field of oncology (each, a “Licensed Product” and collectively, the “Licensed Products”) to Zai in China, Hong Kong, Macau and Taiwan (the “Territory”).  In partial consideration for the license grant to Zai for the Territory, Zai will pay the Company a non-refundable, up-front license fee in the amount of $15 million, as well as certain development, regulatory and commercial milestone payments up to $78 million, and tiered royalties at percentage rates from 10 up to the mid-teens on the net sales of the Licensed Products in the Territory.

Zai will purchase Licensed Products exclusively from the Company at the Company’s fully burdened manufacturing cost. The Company and Zai have agreed in principle on the supply terms and will finalize a supply agreement following the execution of the Agreement.

The Agreement is effective from and after September 10, 2018, and continues, on a region-by-region and Licensed Product-by-Licensed Product basis, in effect until the expiration of and payment by Zai of all of Zai’s royalty payment obligations applicable to such Licensed Product and such region as specified in the Agreement.  Each party may terminate the Agreement upon the material breach of the Agreement by the other party, subject to certain cure periods.  In addition, Zai may terminate the Agreement for convenience on twelve months’ prior notice prior to commercializing a Licensed Product and on eighteen months’ prior notice after commercializing a Licensed Product, and the Company may terminate the Agreement due to Zai’s diligence failure or material FCPA violation, subject to certain cure periods and dispute resolution mechanisms if disputes arise with respect to such failure or material violation, each as defined in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 7.01Regulation FD Disclosure

On September 12, 2018, the Company issued a press release announcing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release of NovoCure Limited dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: September 12, 2018

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer